Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We consent to the use, in the registration statement on Amendment No. 1 to Form SB-2 of Cobalis Corp. of our report dated June 27, 2006 on our audits of the financial statements of Cobalis Corp. as of March 31, 2006 and the results of operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.
Kabani & Company, Inc. Los Angeles, California

March 6, 2007